Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-239176) on Form S-3 and in the registration statements (Nos. 333-265033, 333-211566, and 333-191612) on Form S-8 of our reports dated February 23, 2023, with respect to the consolidated financial statements of Independence Realty Trust, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Philadelphia, Pennsylvania
February 23, 2023